certification

David Thompson, Chief Executive Officer and Trustee (Principal Executive Officer), and Nathan D. DeBacker, Chief Financial Officer and Treasurer (Principal Financial Officer) of CIM Real Assets & Credit Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David Thompson		/s/ Nathan D. DeBacker
David Thompson		Nathan D. DeBacker
Date:	June 5, 2026	Date:	June 5, 2026

Chief Executive Officer and Trustee	Chief Financial Officer and Treasurer
(Principal Executive Officer)	(Principal Financial Officer)
CIM Real Assets & Credit Fund	CIM Real Assets & Credit Fund

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350.